Mid-Con Energy Partners, LP to Participate in the Citi One-on-One MLP / Midstream Infrastructure Conference
DALLAS, August 13, 2015 - Mid-Con Energy Partners, LP (NASDAQ: MCEP) ("Mid-Con Energy") announces that its management team will participate in the Citi One-on-One MLP / Midstream Infrastructure Conference in Las Vegas, Nevada on August 19-20, 2015.
Additionally, the corresponding presentation slides that will be used at the upcoming EnerCom's The Oil and Gas Conference® and the Citi One-on-One MLP / Midstream Infrastructure Conference have been updated and are available by clicking on "Events & Presentations" in the investor relations section of the Mid-Con Energy website at www.midconenergypartners.com.

ABOUT MID-CON ENERGY PARTNERS LP
Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, operate, acquire, exploit and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery (“EOR”). Mid-Con Energy’s core areas of operation are located in Southern Oklahoma, Northeastern Oklahoma, the Gulf Coast, the Hugoton, and the Permian. For more information, please visit Mid-Con Energy's website at www.midconenergypartners.com.

FORWARD LOOKING STATEMENTS
This press release includes "forward-looking statements" — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as "anticipate," "believe," “estimate,” "intend," "expect," "plan," “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” or "will" or other similar words. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, you should refer to Mid-Con Energy's filings with the Securities and Exchange Commission (“SEC”) available at www.midconenergypartners.com or www.sec.gov. Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the "Forward Looking Statements" of our public filings.

These forward—looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our:

•	business strategies;

•	ability to replace the reserves we produce through acquisitions and the development of our properties;

•	oil and natural gas reserves;

•	technology;

•	realized oil and natural gas prices;

•	production volumes;

•	lease operating expenses;

•	general and administrative expenses;

•	future operating results;

•	cash flow and liquidity;

•	availability of production equipment;

•	availability of oil field labor;

•	capital expenditures;

•	availability and terms of capital;

•	marketing of oil and natural gas;

•	general economic conditions;

•	competition in the oil and natural gas industry;

•	effectiveness of risk management activities;

•	environmental liabilities;

•	counterparty credit risk;

•	governmental regulation and taxation;

•	developments in oil producing and natural gas producing countries; and

•	plans, objectives, expectations and intentions.

INVESTOR RELATIONS CONTACT
Krista McKinney
Manager of Investor Relations
(972) 479-5980
kmckinney@midcon-energy.com